SECOND AMENDMENT TO THE
CUSTODY AGREEMENT

THIS SECOND AMENDMENT dated as of November 20, 2019, to the Custody Agreement, dated as of January 18, 2010 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust (the “Trust”), on behalf of its series listed on Exhibit A hereto, as maybe amended from time to time (each a “Fund” and collectively the “Funds”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fee schedule, Exhibit B of the Agreement; and

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced in its entirety with
First Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS    U.S. BANK, NATIONAL ASSOCIATION

By: /s/ John P. Buckel______________        By: /s/ Jason Hadler__________________

Printed Name: John P. Buckel            Printed Name: Jason Hadler

Title: President                    Title: Senior Vice President

Jensen

FIRST AMENDED EXHIBIT C
to the Trust for Professional Managers Custody Agreement
Fund Names

Name of Series

Jensen Value Fund
Jensen Global Quality Growth Fund

Jensen

FIRST AMENDED EXHIBIT B
to the Custody Agreement - Fee Schedule for Domestic and Global Services
Custody Services Fee Schedule effective October 1, 2019 to September 30, 2019
Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*
.25 basis points on the average daily market value
Plus portfolio transaction fees

Portfolio Transaction Fees

▪	$____ – Book entry DTC transaction, Federal Reserve transaction, principal paydown

▪	$____ – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction

▪	$____ – Option/SWAPS/future contract written, exercised or expired

▪	$____ – Mutual fund trade, Margin Variation Wire and outbound Fed wire

▪	$____ – Physical security transaction

▪	$____ – Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

▪	See Additional Services fee schedule for global servicing.

▪	$____ per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)

▪	Class Action Services – $____ filing fee per class action per account, plus ____% of gross proceeds, up to a maximum per recovery not to exceed $____.

▪	No charge for the initial conversion free receipt.

▪	Overdrafts – charged to the account at prime interest rate plus ____% unless a line of credit is in place.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

Jensen

FIRST AMENDED EXHIBIT B (continued)
Custody Services
Additional Services Fee Schedule
Third-Party Agent Domestic Securities Lending Support*+

▪	$____ implementation fee per Trust per Third-Party Agent Lender

▪	Annual Base Fee $____ per Trust per Third-Party Agent Lender

▪	Plus Transaction fees
Third-Party Agent Portfolio Transaction Fees+

▪	$____ - transaction fee will be assessed for each loan, return, and reallocation transactions (loan/return)

+ Each Third-Party Agent Lender will be invoiced directly

Jensen

FIRST AMENDED EXHIBIT B
Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia	____	$____	Hungary	____	$____	Poland	____	$____
Argentina	____	$____	Iceland	____	$____	Portugal	____	$____
Austria	____	$____	India	____	$____	Qatar	____	$____
Bahrain	____	$____	Indonesia	____	$____	Romania	____	$____
Bangladesh	____	$____	Ireland	____	$____	Russia	____	$____
Belgium	____	$____	Israel	____	$____	Saudi Arabia	____	$____
Bermuda	____	$____	Italy	____	$____	Serbia	____	$____
Botswana	____	$____	Japan	____	$____	Singapore	____	$____
Brazil	____	$____	Jordan	____	$____	Slovakia	____	$____
Bulgaria	____	$____	Kenya	____	$____	Slovenia	____	$____
Canada	____	$____	Kuwait	____	$____	South Africa	____	$____
Chile	____	$____	Latvia	____	$____	South Korea	____	$____
China Connect (“A” Shares & Fixed Income)	____	$____	Lithuania	____	$____	Spain	____	$____
China (B Shares)	____	$____	Luxembourg	____	$____	Sri Lanka	____	$____
Colombia	____	$____	Malaysia	____	$____	Swaziland (Eswatini)	____	$____
Costa Rica	____	$____	Malta	____	$____	Sweden	____	$____
Croatia	____	$____	Mauritius	____	$____	Switzerland	____	$____
Cyprus	____	$____	Mexico	____	$____	Taiwan	____	$____
Czech Republic	____	$____	Morocco	____	$____	Thailand	____	$____
Denmark	____	$____	Namibia	____	$____	Tunisia	____	$____
Egypt	____	$____	Netherlands	____	$____	Turkey	____	$____
Estonia	____	$____	New Zealand	____	$____	UAE	____	$____
Euroclear (Eurobonds)	____	See comments**	Nigeria	____	$____	Uganda	____	$____
Euroclear (Non-Eurobonds)	Surchanges vary by local market	See comments**	Norway	____	$____	Ukraine	____	$____
Finland	____	$____	Oman	____	$____	United Kingdom	____	$____
France	____	$____	Pakistan	____	$____	Uruguay	____	$____
Germany	____	$____	Panama	____	$____	Vietnam	____	$____
Ghana	____	$____	Peru	____	$____	West African Economic Monetary Union (WAEMU)*	____	$____
Greece	____	$____	Philippines	____	$____	Zambia	____	$____
Hong Kong	____	$____				Zimbabwe	____	$____

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.

Euromarkets (Euroclear) - Internal trades	$____
Euromarkets (Euroclear) - External trades	Surcharges vary by local market
Euromarkets (Euroclear) - Bridge transactions	$____
Euromarkets (Euroclear) - DTC, Fedwire, and BankOne links	$____
** See breakdown as follows:

Jensen

Global Custody Base Fee

A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

▪	1 – 25 foreign securities – $____; 26 – 50 foreign securities – $____; Over 50 foreign securities – $____

▪
Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third-party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses

▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Extraordinary Services –
Extraordinary services are duties or responsibilities of an unusual nature, including termination, but not provided for in the governing documents or otherwise set forth in this schedule. A reasonable charge will be assessed based on the nature of the service and the responsibility involved. At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.

Account approval is subject to review and qualification. Fees are subject to change at our discretion and upon written notice. The fees set forth above and any subsequent modifications thereof are part of your agreement. Finalization of the transaction constitutes agreement to the above fee schedule, including agreement to any subsequent changes upon proper written notice. In the event your transaction is not finalized, any related out-of-pocket expenses will be billed to the client directly. Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account. Payment of fees constitutes acceptance of the terms and conditions set forth.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an Account. For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

Adviser’s signature below acknowledges approval of the fee schedule in this Exhibit B

Jensen Investment Management, Inc

By: /s/ Eric Schoenstein_______________

Name: Eric Schoenstein_______________

Title: Vice President_________________

Jensen